UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2024

Renalytix plc

(Exact name of registrant as specified in its Charter)

England and Wales	001-39387	Not Applicable
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2 Leman Street

London E1W 9US

United Kingdom

(Address of principal executive offices) (Zip Code)

+44 20 3139 2910

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

A director of Renalytix plc (the “Company”), Daniel Levangie, tendered his resignation from the Company’s Board of Directors and all committees effective on October 31, 2024. Mr. Levangie has advised the Company that his decision to resign did not involve any disagreement with the Company.

Item 5.07. Submission of Matters to a Vote of Security Holders

The Company held an extraordinary general meeting of its shareholders (the “EGM”) on October 31, 2024. Each of the proposals set forth below were voted on and duly passed on a poll at the EGM, as set forth below. Detailed descriptions of these proposals and of the voting procedures applied at the EGM are contained in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on October 11, 2024. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the definitive proxy statement.

Each resolution proposed at the EGM passed with over 98.7% of the votes in person or by proxy in favor of each of the resolutions. Proxy appointments which gave the Chairman of the meeting discretion have been included in the “For” total. In accordance with the terms of the deposit agreement by and among the Company, Citibank, N.A. as depositary and holders and beneficial owners of ADSs dated July 21, 2020 and as amended to date, holders of ADSs who did not provide the depositary bank with voting instructions on or before the specified deadline were deemed to have instructed the depositary bank to give a discretionary proxy to a person designated by the Company to vote the underlying ordinary shares at the EGM and the voting results below reflect that. A vote withheld/abstain is not a vote in law and is not counted in the calculation of votes for or against a resolution.

Proposal 1 – Authorizing the Board of Directors to allot ordinary shares of £0.0025 each in the capital of the Company or to grant rights to subscribe for, or to convert any security into, shares in the Company (“Rights”), provided that such authority shall be limited to the allotment of shares and/or grant of Rights with an aggregate nominal value of up to: £171,915.373 in relation to the issue of the Non-EIS/VCT Placing Shares;  £91,376.358 in relation to the issue of the Conversion Shares;  £95,969.085 in relation to the issue of the Subscription Shares;  $7,880,744 in relation to the issue of New Convertible Bonds; and in addition  the allotment of shares and/or grant of Rights with an aggregate nominal value of up to £291,932.91 (being approximately 35 per cent. of the Enlarged Issued Share Capital).

For	Against	Vote Withheld
101,692,587	1,311,467	41,789

Proposal 2 – Appointing Julian Baines MBE as a director of the Company with effect from the close of the GM.

For	Against	Vote Withheld
102,375,306	157,078	513,459

Proposal 3 – Subject to and conditional upon the passing of Proposal 1, authorizing the disapplication of pre-emption rights limited to Ordinary Shares of a maximum aggregate nominal amount of £171,915.373 in relation to the issue of the Non-EIS/VCT Placing Shares;  £91,376.358 in relation to the issue of the Conversion Shares;  £95,969.085 in relation to the issue of the Subscription Shares;  $7,880,744 in relation to the issue of New Convertible Bonds; and in addition  the allotment of shares and/or grant of Rights with an aggregate nominal value of up to £291,932.91 (being approximately 35 per cent. of the Enlarged Issued Share Capital).

For	Against	Vote Withheld
101,675,617	1,326,507	43,719

Item 7.01. Regulation FD Disclosure

On October 31, 2024, the Company issued press releases announcing the results of the EGM and the resignation of Mr. Levangie. The press releases are attached hereto as Exhibits 99.1 and 99.2, and are incorporated herein by reference.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release
99.2	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENALYTIX PLC

Dated: November 6, 2024	By:	/s/ James McCullough
James McCullough
Chief Executive Officer

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